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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                                            State of Incorporation
----                                            ----------------------

Building Blocks Holdings, Inc.                         Delaware

SRG Management Corp.                                   Delaware